EXHIBIT A
Form 4 Joint Filer Information

Name:	Marr Technologies NV

Address:	Van Engelenweg 21 A
Curacao
Netherlands Antilles

Designated Filer:	Marr Technologies BV

Issuer & Ticker Symbol:	Calypte Biomedical Corporation “HIV”

Date of Earliest Transaction
Required to be Reported:	04/04/05

Signature:	By:/s/ George Praag
George Praag
Director of C.T.M. Corporation N.V.

Name:	Marr Technologies Limited

Address:	Suite 240,
Barkly Wharf,
Le Caudan Waterfront,
Port Louis,
Mauritius

Designated Filer:	Marr Technologies BV

Issuer & Ticker Symbol:	Calypte Biomedical Corporation “HIV”

Date of Earliest Transaction
Required to be Reported:	04/04/05

Signature:	By: /s/ Marat R. Safin
Marat R. Safin
Director

EXHIBIT A

Form 4 Joint Filer Information

Name:	Marr Group Holdings Limited

Address:	Suite 240,
Barkly Wharf,
Le Caudan Waterfront,
Port Louis,
Mauritius

Designated Filer:	Marr Technologies BV

Issuer & Ticker Symbol:	Calypte Biomedical Corporation “HIV”

Date of Earliest Transaction
Required to be Reported:	04/04/05

Signature:	By: /s/ Marat R. Safin
Marat R. Safin
Director

Name:	Marat R. Safin

Address:	46 Clapham Common North Side
London SW4 0AA
United Kingdom

Designated Filer:	Marr Technologies BV

Issuer & Ticker Symbol:	Calypte Biomedical Corporation “HIV”

Date of Earliest Transaction
Required to be Reported:	04/04/05

Signature:	/s/ Marat R. Safin
Name: Marat R. Safin